As filed with the Securities and Exchange Commission on June 11, 1996
                                            Registration Statement No. 33-______

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM S-8
                               REGISTRATION STATEMENT
                                         UNDER
                             THE SECURITIES ACT OF 1933



                           PIKEVILLE NATIONAL CORPORATION
              (Exact name of registrant as specified in its charter)

                   Kentucky                          61-0979818
        (state of other jurisdiction              I.R.S. Employer
             of incorporation or               Identification Number
                 organization)

                                   P.O. Box 2947
                               208 North Mayo Trail
                            Pikeville, Kentucky  41501
                     (Address of Principal Executive Offices)



               PIKEVILLE NATIONAL CORPORATION 1989 STOCK OPTION PLAN
                               (Additional Shares)
                            (Full Title of the plan)


                 BURLIN COLEMAN                        COPY TO:
              208 North Mayo Trail
           Pikeville, Kentucky  41501             NICHOLAS R. GLANCY
           (Name and address of agent         Greenebaum Doll & McDonald
                   for service)                           PLLC
                (606) 432-1414                 1400 Vine Center Tower
          (Telephone number, including        Lexington, Kentucky  40507
             area code, of agent for
                    service)




                        CALCULATION OF REGISTRATION FEE

Title of       Amount to    Proposed     Proposed        Amount of
securities     be           maximum      aggregate       registration
to be          registered   offering     offering        fee
registered                  price per    price*
                            share*

Common         350,000      $21 3/4      $7,612,500.00   $2,625.00
Stock, par     shares
value $5.00
per share
*Estimated solely for the purpose of calculating the registration
fee.   This estimate has been calculated in accordance with  Rule
457(h) of the Securities Act of 1933, as amended, and is based on the average of the high and low prices per share as reported on
the   National   Association  of  Securities  Dealers   Automated
Quotation/National Market System on June 5, 1996.

                             AVAILABLE INFORMATION

       Pikeville National Corporation (the "Company" or the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at Citicorp Center, 300 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ"), 1735 K Street, N.W., Washington, D.C. 20006. In addition, certain of such materials are also available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR").



INCORPORATION BY REFERENCE OF EARLIER FORM S-8 REGISTRATION  STATEMENT

     The Registrant has earlier filed a registration statement on Form S-8 (Registration No. 33-36165) relating to the Pikeville National Corporation 1989 Stock Option Plan (the "Earlier Registration Statement"). This Registration Statement registers additional shares for offering pursuant to such Plan. Subject to the final paragraph of Item 3 of Part IV of this Registration Statement, the contents of the Earlier Registration Statement are incorporated herein by reference.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       The   following  documents  filed  by  Pikeville  National
Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-11129).

     (b)       All other reports filed by the Registrant pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995.

     (c) The description of Registrant's shares of Common Stock, par value $5.00 per share (the "Common Stock"), contained in the Registration Statement on Form 10 (File No. 0-11129) filed by the Registrant with the Commission, dated April 29, 1983, and all other amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the filing date of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in the original Section 10(a) prospectus (as regards any statement in any previously filed document incorporated by reference herein), or a statement in any subsequently filed document that is also incorporated by reference herein or a statement in any subsequent Section 10(a) prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except so as modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     A member of Greenebaum Doll & McDonald PLLC who participated in the preparation of the Registration Statement beneficially owned 2,812 shares of Registrant's Common Stock as of March 31,
1996. Greenebaum Doll & McDonald PLLC, Lexington, Kentucky, has rendered the opinion as to the validity of the securities being registered hereunder.

Item 8.  Exhibits.

     See Exhibit Index.

Item 9.  Undertakings.

(a)  Rule 415 offerings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i)   To include any prospectus required  by
                 Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts
                 or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove from registration by means of a  post-
          effective   amendment  any  of  the  securities   being
          registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pikeville, Commonwealth of Kentucky, on June 11, 1996.


                                   PIKEVILLE NATIONAL CORPORATION


                                   By:  Richard M. Levy
                                        Richard M. Levy
                                        Executive Vice President
                                        Principal Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Levy, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in their capacities and on the date indicated.

Name and Signature            Title                                   Date


Burlin Coleman                Director, Chairman of the Board      June 11, 1996
Burlin Coleman


Terry N. Coleman              Chief Executive Officer,             June 11, 1996
Terry N. Coleman              President and Director


Charles J. Baird              Director                             June 11, 1996
Charles J. Baird


Jean R. Hale                  Secretary and Director               June 11, 1996
Jean R. Hale

Nick A. Cooley                Director                             June 11, 1996
Nick A. Cooley


William A. Graham, Jr.        Director                             June 11, 1996
William A. Graham, Jr.


Brandt Mullins                Director                             June 11, 1996
Brandt Mullins


_______________________       Director                                    , 1996
M. Lynn Parrish


Ernest M. Rogers              Director                             June 11, 1996
Ernest M. Rogers


_______________________       Director                                    , 1996
Porter Welch

                       INDEX TO EXHIBITS


Exhibit                                               Sequentially Numbered Page


4.3        Pikeville National Corporation 1989 Stock Option Plan,       8
           as amended April 23, 1996

5          Opinion  of  Greenebaum  Doll  &  McDonald  PLLC            17


23.1       Consent  of  Greenebaum  Doll  &  McDonald  PLLC          ________
           (included in Exhibit 5)


23.2       Consent   of  Crowe,  Chizek  and  Company   LLP            18

24         Powers  of Attorney (included on Signatures  page         ________
           of this Registration Statement)

                          EXHIBIT 4.3


         THIRD RESTATED PIKEVILLE NATIONAL CORPORATION

                     1989 STOCK OPTION PLAN


1. Purpose of Plan. The purpose of the 1989 Stock Option Plan is to promote the interests of Pikeville National Corporation (the "Corporation") and its stockholders by encouraging key employees to acquire a proprietary interest in the Corporation, thereby increasing the personal interests and special efforts of such persons to achieve sound growth and profitability for the Corporation and to enhance the Corporation's efforts to attract and retain competent key employees. An option granted under the Plan to an Employee to purchase shares of the Corporation's Common Stock may be an Incentive Option or a Non-Qualified Option.

2.        Definitions.   The following terms  when  used  herein
shall have the meanings set forth below, unless a different meaning is plainly required by the context.

           Board.   The Board of Directors of Pikeville  National
           Corporation.

           Code. The Internal Revenue Code of 1986 as it has been and may be amended from time to time. Reference to any section of the Code shall include any successor provision thereto.

           Common  Stock.   Shares  of  Pikeville  National
           Corporation $5.00 par value common stock and any other shares of common stock from time to time authorized pursuant to the Corporation's Articles of Incorporation.

           Compensation  and  Stock  Option  Committee   or
           Committee.   The Committee provided for  in  Section  8
           hereof.

           Corporation.  Pikeville National Corporation and,
           where appropriate, all of the Corporation's subsidiaries (as that term is defined in Section 424(f) of the Code) or any successor corporation thereto that has made provision for adoption of the Plan.

           Discharge for Cause. A discharge as a result of fraud, misappropriation of, or intentional material damage to, the property or business of the Corporation, or commission of a felony by the Employee.

           Employees.   Officers  and other  key  management
           personnel of the Corporation, as determined by the Compensation and Stock Option Committee from time to time.

           Fair  Market Value.  The closing price of  Common
           Stock on the date prior to the date the Option is granted or, if there are no sales on such date, the closing price on the last day prior thereto on which sales were made.

           Incentive Option. An incentive stock option as defined in Section 422 of the Code, which meets the requirements of Sections 6 and 7 hereof and which is designated as an Incentive Option.

           Non-Qualified Option. An option that is not an Incentive Option.

           Option.   An  Incentive Option or a Non-Qualified
           Option granted to an Optionee pursuant to the Plan.

           Option Agreement.  A written agreement between the
           Corporation and an Optionee evidencing the granting  of
           an   Option   and   containing  terms  and   conditions
           concerning the exercise of the Option.

           Option Price. The price to be paid for shares of Common Stock being purchased pursuant to the exercise of an Option.

           Optionee.   An Employee who has been  granted  an
           Option or the personal representative, heir or legatee of an Optionee who has the right to exercise an Option upon the death of an Optionee.

           Plan.   The  1989 Stock Option Plan provided  for
           herein, as it may be amended from time to time.

           Plan  Years.   The  Plan will be  effective  from
           January 1, 1989, through December 31, 1998, for the granting of available Options.

3. Eligibility and Participation. Persons eligible to receive Options under the Plan shall be Employees selected by the Committee. In determining the person(s) to whom Options shall be granted, the number of shares to be covered by each Option and whether the Option shall be an Incentive Option or a Non-Qualified Option, the Committee shall take into account the duties of the respective persons, their present and potential contribution to the success of the Corporation, their anticipated number of years of active service remaining, and such other factors as it deems relevant in connection with accomplishing the purposes of the Plan. A person who has been granted an Option may be granted an additional Option or Options as the Plan and Committee shall determine.

4.        Award  of  Options.   Those  Employees  approved   to
participate in the Plan will be granted Options based upon criteria developed by the Committee. However, in no case will the current value of the Common Stock covered by Options granted each year that are intended to be Incentive Options exceed more that 100% of the Optionee's present base compensation (i.e., annualized salary). Options will be granted each year for up to 10 years, commencing January 1, 1989, and ending on December 31, 1998.

5.        Shares  Subject to the Plan.  The stock to be  offered
under the Plan shall be the Common Stock. Subject to the adjustments provided for in Section 9 hereof, the aggregate number of shares of Common Stock to be delivered upon exercise of all Options granted under the Plan shall not exceed a total of 450,000 shares. Shares of Common Stock subject to, but not delivered under, an Option terminating or expiring for any reason prior to the exercise thereof in full, shall be deemed available for Options thereafter granted during the term of the Plan.

6. Terms and Conditions of Options. All options granted hereunder shall be issued subject to the following terms and conditions:

     a. Options shall be granted only to Employees and, in the case of an Incentive Option, shall not be granted to any Employee who immediately after the granting of an Option under the Plan owns (within the meaning of Section 424(d) of the Code) more than 10 percent of the issued and outstanding Common Stock unless such option is granted at 110 percent of the Fair Market Value of the Common Stock at the time of the grant of the Option. For the purpose of this Section 6.a and Section 7.c hereof, an Employee is considered as owning all of the Common Stock owned by the Employee's brothers, sisters, spouse, ancestors and lineal descendants and the Optionee's pro-rata share of all Common Stock owned by corporations, partnerships, estates and trusts in which the Optionee has in interest.

     b. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

     c. If the Optionee's employment with the Corporation shall terminate for any reason other than (1) death or permanent and total disability (as that term is defined in Section 22(e)(3) of the Code, and is hereinafter referred to as "Disability"), (2) Discharge for Cause, or (3) as described in Section 6.e, the Option shall terminate three months after employment terminates (unless the Optionee dies during such period), or on the Option's expiration date, if earlier, and shall be exercisable during such period after termination of employment only with respect to the number of shares the Optionee was entitled to purchase on the day preceding the termination of employment, except that the Committee may, in specific cases and at its sole discretion, permit the exercise by an Optionee of all or part of the Options that were not exercisable on the date of termination of employment within the three-month period after employment terminates. If the Optionee's employment shall terminate because of Discharge for Cause, the Option shall terminate at the time of such Discharge for Cause.

     d. In the event of the Optionee's death or Disability while in the employ of the Corporation, or the Optionee's death within three months after the termination of the Optionee's employment, the Option shall terminate upon the earlier to occur of (1) 12 months after the date of the Optionee's death or Disability, (2) the Option's expiration date, or (3) such other date as shall be specified in the Option Agreement. The Option shall be exercisable during such period after the Optionee's death or Disability with respect to the number of shares as to which the Option shall have been exercisable on the date preceding the Optionee's death or Disability, as the case may be.

     e. Except as provided below, in the event an Optionee who has been granted an Option under this Plan in conjunction with a special grant by the Board for management retention purposes, as described in the underlying Option Agreement, incurs a termination of employment subsequent to a Change in Control (as described in Section 12 hereof), the Option so granted shall terminate three months after employment terminates (unless the Optionee dies during such period), or on the Option's expiration date, if earlier, and shall be exercisable during such period after termination of employment only with respect to the number of shares the Optionee is entitled to purchase on the day preceding the termination of employment; provided, that, if the Optionee's termination of employment is involuntary (other than a Discharge for Cause), or if the Optionee has a Change in Duties, or in the event of an Optionee's voluntary termination of employment following a Change in Duties, the Option shall continue in accordance with its terms and the Plan until its expiration date. Any Option that continues beyond the date that is three months after the termination of employment shall be a Non-Qualified Option. For purposes of this Section 6.e, a Change in Duties shall mean any one or more of the following:

          1. a significant change in the nature or scope of the Employee's authorities or duties from those applicable to him immediately prior to the date on which a Change in Control occurs;

          2. a reduction in the Employee's base annual salary from that provided to him immediately prior to the date on which a Change in Control occurs;

          3. a diminution in the Employee's eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation, from the greater of:

               *    the opportunities provided by
                    the    Corporation   for   executives    with
                    comparable duties; or

               *    the opportunities under  any
                    such plans under which the Optionee was participating immediately prior to the date on which a Change in Control occur;

          4. a change in the location of the Employee's principal place of employment by the Corporation by more than 25 miles from the location where the Optionee was principally employed immediately prior to the date on which a Change in Control occurs; or

          5. a reasonable determination by the Board that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting the Optionee's position, the Optionee is unable to exercise the authorities, powers, function or duties attached to the Optionee's position immediately prior to the date on which a Change in Control occurs.

     f.   If the Option is an Incentive Option, the aggregate
          Fair Market Value (determined at the time the Incentive Option is granted) of the Common Stock that is the subject of the Option, with respect to which Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Corporation, may not exceed $100,000. Should an Option granted under the Plan which is intended to be an Incentive Option exceed such limitation, it shall be treated as an Incentive Option to the extent of the foregoing limitation and as a Non-Qualified Option to the extent of the excess.

     g. The terms and conditions of each Incentive Option granted under the Plan to an Employee shall be interpreted in a manner consistent with Section 422 of the Code and with all regulations issued thereunder.

     h. The Committee may, in its sole discretion, cause the Corporation to convert an Incentive Option to a Non-Qualified Option upon such terms and conditions and in such manner as the Committee deems equitable.

7.        Other  Terms and Conditions of Option Agreements.
The Committee shall have the power, subject to the limitations contained in the Plan, to prescribe additional terms and conditions in respect of the granting or exercise of any Option under the Plan and in particular shall prescribe the following terms and conditions, which shall be contained in the Option Agreement for such Option:

     a.   Whether the Option is an Incentive Option or a Non-
          Qualified Option.

     b. The number of shares of Common Stock to which the Option pertains.

     c. The exercise price of the Option, which shall not be less than 100 percent of the Fair Market Value of the Common Stock at the time of the grant of the Option, except as provided in Section 6.a hereof.

     d. The term of the Option, which shall not exceed 10 years from the date on which the Option is granted, unless the Optionee owns more than 10 percent of the issued and outstanding Common Stock, in which case the term of an Incentive Option shall not exceed five (5) years.

     e. The method by which or time when the Option may be exercised in whole or in part.

     f.   Whether the Option Price may be paid in whole or in
          part in shares of Common Stock then owned by the Optionee.

     g. For a Non-Qualified Option, the provisions for the withholding of Federal, state and local income or other taxes that are due in connection with the exercise of the Non-Qualified Option.

8. Administration of Plan. The Plan shall be administered by the Compensation and Stock Option Committee consisting of at least three members of the Board and consisting of no persons who are not members of the Board, none of whom has, during the one year prior to service on the Committee, been granted or awarded Options or any other equity securities of the Corporation pursuant to any other plan except as allowed under Rule 16b-3(c)(2)(i) of the Securities Exchange Act of 1934, as amended, and none of whom shall be eligible to receive Options while a member of the Committee. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan as set forth in Rule 16b-3 as it may be amended from time to time. All decisions, determinations and selections made by the Committee pursuant to the provisions of the plan and applicable existing orders or resolutions of the Board shall be final. Each Option granted shall be evidenced by an Option Agreement containing such terms and conditions as may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board with respect thereto.

9.        Adjustments    Upon   Changes   in   Capitalization.
Notwithstanding the limitation set forth in Section 5 hereof, in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the Committee shall make an appropriate adjustment in the maximum number of shares available under the Plan or to any one individual and in the number, kind, option price, etc., of shares of Common Stock subject to Options granted under the Plan. In the case of an Incentive Option, any such adjustment shall be made so as not to constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

10. Time of Granting Options. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or by the stockholders of the Corporation, and no action taken by the Committee (other than granting of a specific Option), shall constitute the granting of an Option hereunder. The granting of an Option pursuant to the Plan shall take place on the date such Option is approved by the Committee.

11.       Amendment   and  Discontinuance.    The   Board   may
discontinue, amend, alter and suspend the Plan, but may not, without the approval of the holders of a majority of all the issued and outstanding Common Stock present either in person or by proxy at a meeting duly held for that purpose, make any alteration or amendment thereof which operates (a) to withdraw supervision of the administration of the Plan from the Committee,
(b) to increase the total number of shares of Common Stock for which Options may be granted under the Plan, except as resulting from the operation of Section 9 hereof, (c) to extend the maximum Option period provided in Section 7.d hereof, (d) to decrease the minimum Option Price provided in Section 7.c hereof, or (e) to change the definition of "Employees" so as to alter the class of employees eligible to receive Options. Any Option that is outstanding under the Plan at the time of its amendment shall remain in effect in accordance with its terms and conditions and those of the Plan as in effect when the Option was granted.

12.       Acceleration  of Exercisability.   A  "Change  in
Control" shall be deemed to occur upon (i) a merger or consolidation of the Corporation with another Corporation in which the Corporation is not the surviving corporation or in which the shareholders of the Corporation do not receive at least 50 percent of the outstanding voting securities of the surviving corporation, (ii) an exchange or sale of 50 percent or more of the Corporation's assets, or (iii) 50 percent or more of the outstanding voting securities of the Corporation being acquired. Upon a Change in Control, the unexercisable portion of an Option shall become exercisable by an Optionee, subject to the following conditions:

     a. If a Change in Control will result in a transfer of between 50 percent and 75 percent of the Corporation's voting securities or assets, the Compensation and Stock Option Committee, in its sole discretion, shall determine if the unexercisable portion of the Option shall become exercisable and the terms and conditions pursuant to which said Option may be exercised, including, but not by way of limitation, the time prior to the effective date of the Change in Control when the Options shall become exercisable.

     b. If a Change in Control will result in a transfer of more than 75 percent of the Corporation's voting securities or assets, then and in such an event, the unexercisable portion of an Option shall automatically become immediately exercisable.

     c. An Option awarded under the Plan in conjunction with a special grant by the Board for management retention purposes, as described in the underlying Option Agreement, shall continue to be exercisable only in accordance with the provisions of said Option Agreement, notwithstanding the occurrence of a Change in Control.

13.       Effectiveness and Termination of the Plan.

     a. The Plan shall become effective upon adoption by the Board of Directors. The Plan shall be rescinded and all Options granted hereunder shall be null and void unless within 12 months from adoption of the Plan it shall have been approved by a vote of the holders of a majority of the issued and outstanding Common Stock present either in person or by proxy at a meeting duly held for such purpose.

     b.   The Plan shall terminate on the earliest to occur of:

          1. the date when all the Common Stock available under the Plan shall have been acquired through the exercise of Options granted under the Plan;

          2.   December 31, 1998; or

          3.   such other date as the Board may determine.

14. Governing Law. The provision of the Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Kentucky, without regard to its conflict of law rules, and shall be construed in such a fashion that all Incentive Options shall qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code.

15. Captions and Headings. The captions and headings used herein are for convenience only, shall not be deemed part of the Plan, and shall not in any way restrict or modify the context and substance of any section or paragraph hereof.

                              June 5, 1996



Pikeville National Corporation
208 North Mayo Trail
P.O. Box 2947
Pikeville, Kentucky  40501

          RE:  Third Restated Pikeville National Corporation 1989
          Stock Option Plan Form S-8 Registration Statement

Ladies and Gentlemen:

      We have acted as legal counsel to Pikeville National Corporation, a Kentucky corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 on the Form S-8 Registration Statement to which this opinion is Exhibit 5 (the "Registration Statement") of additional shares of the Company's common capital stock, par value $5.00 per share (the "Common Stock"), issuable by the Company pursuant to the Third Restated Pikeville National Corporation 1989 Stock Option Plan, as amended to date (the "Plan").

      We have examined and are familiar with the Articles of Incorporation, as amended, and By-Laws of the Company, and the various corporate records and proceedings relating to the organization of the Company and the proposed issuance of the Common Stock. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

      Based upon the foregoing, it is our opinion that each additional share of the Common Stock registered by means of the Registration Statement, when issued pursuant to the Plan, will be legally issued and, provided that the consideration received by the Company for each such share of the Common Stock equals or exceeds its par value, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Sincerely,

                              GREENEBAUM DOLL & McDONALD PLLC


                              By: Nick Glancy
CCS/ddm

                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for Pikeville National Corporation of our report, dated January 13, 1996, on the consolidated financial statements of Pikeville National Corporation which appears in Pikeville National Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.



                              Crowe, Chizek and Company, LLP
                              Crowe, Chizek and Company, LLP

South Bend, Indiana
June 3, 1996